Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MediciNova, Inc.

La Jolla, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-220593, 333-214830 and 333-208274) and Form S-8 (Nos. 333-219491, 333-190490, 333-151808, 333-141694 and 333-122665) of MediciNova, Inc. of our reports dated February 13, 2018, relating to the consolidated financial statements and the effectiveness of MediciNova, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

February 13, 2018